Exhibit 10.01

STATE AUTO FINANCIAL CORPORATION

AMENDMENT NO. 1

TO THE

2009 EQUITY INCENTIVE COMPENSATION PLAN

The 2009 Equity Incentive Compensation Plan (the “Plan”) is hereby amended pursuant to the following provisions:

1. Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

2. Maximum Shares Awarded: In order to provide appropriate and meaningful awards and maintain a competitive Plan, effective May 1, 2011 the first sentence of the second paragraph of Section 4 of the Plan, limiting the maximum number of Shares which may be granted to Participants for a calendar year in the form of Awards of Stock Options, Restricted Shares and Performance Shares to a number not exceeding 1.5% of the total number of shares outstanding as of December 31 of the prior year, is hereby deleted in its entirety.

3. Effective Date; Construction: This amendment shall be deemed to be a part of the Plan as of the effective date reflected above. In the event of any inconsistency between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

/s/ James A. Yano
James A. Yano, Vice President

Date 5/6/11